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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF RSA SECURITY

Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

ASR Securities Corp. ............................  Massachusetts
Dynasoft AB .....................................  Sweden
Dynasoft Holdings AB ............................  Sweden
Dynasoft Ltd. ...................................  United Kingdom
Dynamic Software AB .............................  Sweden
Intrusion Detection Inc. ........................  New York
RSA Investments Inc. ............................  Massachusetts
RSA Security Australia Pty Ltd. .................  Australia
RSA Security Business Trust .....................  Massachusetts
RSA Security France SARL ........................  France
RSA Security GmbH ...............................  Germany
RSA Security Holding (Bermuda) Limited ..........  Ireland
RSA Security Holdings Inc. ......................  Delaware
RSA Security Ireland Limited ....................  Ireland
RSA Security Japan Ltd. .........................  Japan
RSA Security (Malaysia) Sdn. Bhd. ...............  Malaysia
RSA Security Massachusetts Corp. ................  Massachusetts
RSA Security Nordic AS ..........................  Norway
RSA Security (S) PTE Ltd. .......................  Singapore
RSA Technology Holdings, Inc. ...................  California
RSA Ventures I, LLC .............................  Delaware
Security Dynamics Foreign Sales Corp. ...........  Delaware
Security Dynamics UK Limited ....................  United Kingdom




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